Exhibit 15.3

LETTER OF GRANT THORNTON INDIA LLP CONFIRMING THE DISCLOSURE IN SECTION 16F OF THE ANNUAL REPORT ON FORM 20-F

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

July 28, 2014

Re: Amira Nature Foods Ltd.

File No. 001-35681

Dear Sir or Madam:

We have read Item 16F of Amira Nature Foods Ltd.’s Annual Report on Form 20-F for the year ended March 31, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton India LLP
Gurgaon, India
July 28, 2014